Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Starboard Investment Trust and to the use of our report dated May 30, 2022 on the financial statements and financial highlights of Matisse Discounted Bond CEF Strategy, a series of shares of beneficial interest in Starboard Investment Trust. Such financial statements and financial highlights appear in the March 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
July 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Starboard Investment Trust and to the use of our report dated May 30, 2022 on the financial statements and financial highlights of Matisse Discounted Closed-End Fund Strategy, a series of shares of beneficial interest in Starboard Investment Trust. Such financial statements and financial highlights appear in the March 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
July 27, 2023